                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             Cayenne Software, Inc.
                (Name of Registrant as Specified In Its Charter)

                             Cayenne Software, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                             CAYENNE SOFTWARE, INC.
                                14 CROSBY DRIVE
                               BEDFORD, MA 01720

                                                                  APRIL 30, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Special Meeting in Lieu of Annual Meeting of Stockholders of Cayenne Software, Inc. The meeting will be held at the offices of Ropes & Gray, 36th Floor, One International Place, Boston, Massachusetts on Thursday, June 18, 1998, beginning at 9:00 a.m., local time.

     Matters to be considered and acted on at the meeting include the election of the Class A Directors to the Board of Directors and the approval of an amendment to the Amended 1996 Incentive and Nonqualified Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder. Detailed information concerning these matters is set forth in the attached Notice of Special Meeting in Lieu of Annual Meeting of Stockholders and Proxy Statement.

     Your vote is important. I encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so.

     Thank you for your cooperation, continued support and interest in Cayenne Software, Inc.

                                            Sincerely,

                                            /s/ JOHN J. ALEXANDER

                                            JOHN J. ALEXANDER
                                            Chairman of Board,
                                            Interim President and Chief
                                            Executive Officer

                             CAYENNE SOFTWARE, INC.
                                14 CROSBY DRIVE
                               BEDFORD, MA 01730

                       NOTICE OF SPECIAL MEETING IN LIEU
                       OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 1998

     Notice is hereby given that the Special Meeting in Lieu of Annual Meeting of Stockholders (the "Annual Meeting") of Cayenne Software, Inc. (the "Company") will be held on Thursday, June 18, 1998, at 9:00 a.m., local time, at the offices of Ropes & Gray, 36th Floor, One International Place, Boston, Massachusetts for the following purposes:

          1. To elect two members of the Board of Directors, to serve as the Class A Directors of the Company;

          2. To act upon a proposal to amend the Amended 1996 Incentive and Nonqualified Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder; and

          3. To transact such other business as may be related to the foregoing purposes or as may otherwise properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 20, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at the offices of the Company at 14 Crosby Drive, Bedford, Massachusetts 01730, for inspection by any stockholder for any purpose germane to the meeting.

                                            By Order of the Board of Directors,

                                            /s/ JOHN J. ALEXANDER

                                            JOHN J. ALEXANDER
                                            Chairman of Board, Interim
                                            President and Chief Executive
                                            Officer

Bedford, Massachusetts
Dated: April 30, 1998

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU SO WISH AT ANY TIME BEFORE THE PROXY IS EXERCISED EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                             CAYENNE SOFTWARE, INC.

                                PROXY STATEMENT
                                      FOR
                           SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 18, 1998

     This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Cayenne Software, Inc. (the "Company") for use at the Special Meeting in Lieu of Annual Meeting of Stockholders ("Annual Meeting") of the Company to be held on Thursday, June 18, 1998 and any adjournment thereof. At the Annual Meeting, the stockholders will be asked to consider and vote upon the following specific matters:

          1. To elect two members of the Board of Directors, to serve as the Class A Directors of the Company.

          2. To act upon a proposal to amend the Amended 1996 Incentive and Nonqualified Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder; and

          3. To transact such other business as may be related to the foregoing purposes or as may otherwise properly come before the meeting or any adjournments thereof.

     Any stockholder furnishing a proxy may revoke it by furnishing written notice to the Company, by granting a proxy bearing a later date, or by giving oral notice at the Annual Meeting before the proxy is exercised. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions of the signer. If the signer does not specify otherwise, the proxy will be voted in favor of the recommendations of the Board of Directors.

     The close of business on April 20, 1998 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence, in person or by proxy, of at least a majority in interest of all the capital stock issued, outstanding and entitled to vote is necessary to constitute a quorum for transaction of business at the Annual Meeting. The Company has two issued and outstanding classes of voting securities, Common Stock and Voting Series D Convertible Preferred Stock. The holders of Common Stock are entitled to one vote for each share held on each matter submitted to vote. The holders of Voting Series D Convertible Preferred Stock are entitled to that number of votes equal to the number of shares of Common Stock into which the Voting Series D Convertible Preferred Stock is convertible on each matter submitted to vote. The holders of Common Stock and the holders of Voting Series D Convertible Preferred Stock vote together as a single class on all matters on which the holders of Common Stock are entitled to vote. The votes necessary to elect Directors and to approve each of the items on the agenda are stated in the related sections of the Proxy Statement. Votes withheld from any nominee for election as a Director, abstentions and broker non-votes will be counted as present or represented at the Annual Meeting for purposes of determining the presence or absence of a quorum. For the items on the agenda, (i) votes withheld for any nominee for election as Director will be included in the number of shares voting on Proposal 1, (ii) abstentions will be included in the number of shares present or represented but will not be treated as voting on each matter, and (iii) broker non-votes will not be included in the number of shares voting on each matter. A 'non-vote' occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The

Company's transfer agent, State Street Bank and Trust Company, will tabulate the votes. The vote on each matter submitted to stockholders is tabulated separately. On the record date, the Company had 21,299,545 shares of Common Stock outstanding, and 170,000 shares of Voting Series D Convertible Preferred Stock outstanding. The Voting Series D Preferred Stock is entitled to vote in the aggregate the equivalent of 1,540,498 shares of Common Stock. The principal executive offices of the Company are located at 14 Crosby Drive, Bedford, Massachusetts 01730. This Proxy Statement and the accompanying Notice and Proxy are first being mailed to stockholders on or about April 30, 1998 in connection with the solicitation of proxies for the Annual Meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The number of Directors constituting the full Board of Directors of the Company has been fixed at seven. After the Annual Meeting, five seats will be filled. Two seats will remain vacant and may be filled by the Board at any time. The Board of Directors is divided into three classes. Directors are elected to serve for three-year terms and until their respective successors are duly elected and qualified, with the term of one of the three classes expiring each year at the Company's annual meeting or special meeting in lieu thereof.

     John J. Alexander and Allyn C. Woodward, Jr. are the Company's Class A Directors. Mr. Alexander was re-elected as a Class A Director at the Company's 1994 Annual Meeting held on November 16, 1994, and Mr. Woodward was elected by the Board of Directors to serve as a Class A Director on April 25, 1995. R. John Fletcher is the Company's Class B Director. On November 3, 1994, Mr. Fletcher was elected by the Board of Directors to succeed a departing Director. William
H. D. Goddard and Roland D. Pampel are the Company's Class C Directors. On July 18, 1996, Mr. Goddard was elected by the Board of Directors to serve as a Class C Director. On November 20, 1996, Mr. Pampel was elected by the Board of Directors to serve as a Class C Director.

     The terms of the Company's two current Class A Directors, John J. Alexander and Allyn C. Woodward, Jr. expire at the Annual Meeting. The terms of the Company's Class C Directors, William H. D. Goddard and Roland D. Pampel continue through the Company's 1999 annual meeting of stockholders or special meeting in lieu thereof, and until their respective successors are duly elected and qualified. The term of the Company's Class B Director, R. John Fletcher, continues through the Company's 2000 annual meeting of stockholders or special meeting in lieu thereof, and until his successor is duly elected and qualified.

     Unless authority is withheld, proxies in the accompanying form will be voted FOR the election of Mr. Alexander and Mr. Woodward as Class A Directors, to hold office until the expiration of their respective terms and until their respective successors are duly elected and qualified. In the event the nominees are unable or decline to serve as Directors at the time of the Annual Meeting (which is not now expected), proxies will be voted for such other nominees as are then designated by the Board of Directors.

     If a quorum is present at the Annual Meeting, the affirmative vote of a plurality of the shares of Common Stock present or represented at the Annual Meeting and voting is necessary to elect each Director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. ALEXANDER AND MR. WOODWARD AS THE CLASS A DIRECTORS OF THE COMPANY.

PROPOSAL 2 -- AMENDMENT TO AMENDED 1996 INCENTIVE AND NONQUALIFIED STOCK OPTION
                                      PLAN

     The Company's Amended 1996 Incentive and Nonqualified Stock Option Plan (the "1996 Option Plan") allows for the issuance of options to purchase up to 2,000,000 shares of Common Stock. The Company is proposing that the 1996 Option Plan be amended to increase the number of shares of Common Stock reserved for issuance pursuant to options granted or to be granted under the 1996 Option Plan to 3,000,000. The Company's Board has approved an increase in the number of shares of Common Stock reserved for issuance upon exercise of options issued under the 1996 Option Plan to 3,000,000 in March 1998. The Board believes that the increase is necessary in order to have options available for issuance to retain existing employees and to attract prospective employees. See "Remuneration of Executive Officers and Directors -- Amended 1996 Incentive and Nonqualified Stock Option Plan"

     If a quorum is present at the Annual Meeting, the vote of a majority of the shares of Common Stock voting on Proposal 2 is necessary to approve the amendment to the 1996 Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE 1996 OPTION PLAN AS DESCRIBED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each Director of the Company continuing in office, each nominee for election as Director and each executive officer of the Company:

                  NAME                         AGE                        POSITION
                  ----                         ---                        --------
John J. Alexander.......................        63        Chairman of the Board of Directors;
                                                          Interim President and Chief Executive
                                                          Officer

Luciano Balma...........................        44        Vice President, European Operations

Ronald H. Imbriale......................        51        Senior Vice President, Worldwide Field
                                                          Operations

Frederick H. Phillips...................        49        Vice President, Finance and
                                                          Administration, Chief Financial Officer
                                                          and Treasurer

Vincent Stango..........................        43        Vice President, North American Field
                                                          Operations

Massood Zarrabian.......................        49        Executive Vice President and Chief
                                                          Operating Officer

R. John Fletcher(1)(2)(3)...............        52        Director

William H. D. Goddard...................        55        Director

Roland D. Pampel(3).....................        63        Director

Allyn C. Woodward, Jr.(2)...............        57        Director

---------------

(1) Member of the Nominating Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     The business experience during at least the last five years of each of the Directors and the executive officers of the Company is as follows:

     JOHN J. ALEXANDER has been interim President and Chief Executive Officer of the Company since January 1, 1998. He has been a Director of the Company since December 1993 and Chairman of the Board of Directors of the Company since February 12, 1998. From October 1993 to December 1997, he operated Business Technology Consulting, Inc., a consulting company which provided venture capital to start-up companies, consulting in marketing and strategy and expertise in reengineering business processes. From

January 1987 to October 1993, he was Senior Vice President and Chief Information Officer of UNUM, a life insurance company. Mr. Alexander is now a Director subject to election.

     LUCIANO BALMA has been Vice President, European Operations since January 1998. From August 1996 to January 1998, he was Vice President, Southern Europe. From July 1995 to August 1996 he was Director, Southern Europe. From January 1992 to July 1995 he was General Manager of Cayenne's Italian subsidiary.

     RONALD H. IMBRIALE has been Senior Vice President, Worldwide Field Operations since July 1996. From September 1995 to July 1996, he was Chief Operating Officer of Cadre Technologies Inc. ("Cadre"), a software company which was acquired by the Company in July 1996. From June 1991 to August 1995, Mr. Imbriale was Vice President of Sales for Cadre.

     FREDERICK H. PHILLIPS has been Vice President, Finance and Administration, Chief Financial Officer and Treasurer since July 1996. From February 1996 to May 1996, Mr. Phillips operated his own financial management consulting business, and from July 1995 to January 1996 he was a principal of Siegal & Dunn Inc., a financial management consulting business. From June 1988 to February 1995, Mr. Phillips was Assistant Treasurer of Lotus Development Corporation.

     VINCENT STANGO has been Vice President, North American Field Operations since July 1996. From May 1994 to July 1996, he was Cadre's Director of Sales -- North America and from January 1988 to April 1994, he was Cadre's Director of Sales -- Eastern Region.

     MASSOOD ZARRABIAN has been Executive Vice President and Chief Operating Officer since August 1997. From July 1996 to July 1997 he was Senior Vice President, Product Operations. From July 1995 to July 1996, he was Vice President, Product Operations. From February 1994 to June 1995, he was Vice President, Development. From 1992 to 1994, he was Vice President Core Technology and Product Development of the Software Business Unit of Computervision Corp., a software company. From 1989 to 1992, he was that company's Vice President of Product Marketing for CAD/CAM products.

     R. JOHN FLETCHER has been a Director of the Company since November 1994. Since June 1990, he has been Chief Executive Officer of Fletcher Spaght, Inc., a strategic marketing consulting firm. Mr. Fletcher is also a director of AutoImmune, Inc. and Nitinol Medical Technologies, Inc.

     WILLIAM H. D. GODDARD has been a Director of the Company since July 1996. From 1982 to 1989, he served as a Director, Chairman, and Chief Executive Officer of Cadre and rejoined the Board of Directors of Cadre in 1992. He is President and Treasurer of the Warwick Land Company, a company engaged in investment in and management and development of real and intellectual property, and a Partner of Brown & Ives, an office management partnership, holding these positions since 1974 and 1970, respectively.

     ROLAND D. PAMPEL has been a Director of the Company since November 1996. From March 1994 to January 1997 he was President and Chief Executive Officer of Microcom Inc. From September 1991 to December 1993 he was President and Chief Executive Officer of Nicolet Instruments. Mr. Pampel is also a Director of Infinium Software and Peritus Software Services, Inc.

     ALLYN C. WOODWARD, JR. has been a Director of the Company since April 1995. Since June 1995, he has been president of Adams, Harkness & Hill, Inc., an investment banking firm. From June 1990 to March 1995, he was Chief Operating Officer of Silicon Valley Bank.

     There are no family relationships among the executive officers and directors of the Company.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During 1997, the Board of Directors of the Company held 12 meetings, the Audit Committee held two meetings, the Compensation Committee held 3 meetings and also acted 8 times by unanimous written consent, and the Nominating Committee held no formal meetings. No Director attended fewer than seventy-five (75%) of the meetings of the Board of Directors and committees of the Board of which he was a member.

     THE AUDIT COMMITTEE, which currently consists of Allyn C. Woodward, Jr. and
R. John Fletcher, confers with the Company's independent public accountants concerning the scope of their examinations of the Company's financial statements, the Company's accounting policies and internal controls and the results of their audit examination, and recommends the selection of the Company's independent public accountants to the Board. The Committee's duties do not include accounting or auditing functions, which are the responsibility of the Company's officers and its independent public accountants.

     THE COMPENSATION COMMITTEE, which currently consists of R. John Fletcher and Roland D. Pampel, reviews and makes recommendations to the Board with respect to compensation policy, executive salaries, profit sharing, and employment contracts, administers the Company's option plans and approves the granting of options.

     THE NOMINATING COMMITTEE, which currently consists of R. John Fletcher, nominates candidates for election as Directors at the annual meeting of stockholders or special meeting in lieu thereof. Any stockholder who wishes to recommend an individual for consideration by the committee should deliver written notice to the clerk of the Company. A stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than sixty days nor more than one hundred twenty days prior to the date of the scheduled annual or special meeting in lieu thereof. Such stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company's capital stock which are beneficially owned by such person on the date of such stockholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as Directors, pursuant to the rules of the Securities and Exchange Commission promulgated under Section 14(a) of the Exchange Act; and (b) as to the stockholder giving the notice (i) the name and addresses as they appear on the Company's books, of any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of the Company's capital stock which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. The Nominating Committee may reject any nomination by a stockholder that is not timely made in accordance with these procedures or does not satisfy these requirements in any material respect.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

DIRECTORS' COMPENSATION

     It is the Company's policy to compensate its outside Directors by payment of (i) a $10,000 per year retainer payable in quarterly installments, (ii) $1,000 per Board meeting attended and (iii) reimbursement for expenses incurred in attending Board and Committee meetings. In addition, each outside Board member is granted an initial stock option grant of 20,000 shares upon election to the Board (unless election is required by contract or in connection with corporate transactions). Thereafter, under a plan adopted in July 1996, each outside Board member receives an annual stock option grant of 10,000 shares at fair market value on date of grant. Under such plan, each outside Director who is a member of a Committee receives $500 per meeting attended payable in shares of the Company's Common Stock. Messrs. Alexander, Fletcher, Woodward and Pampel were each granted options to purchase 20,000 shares of the Company's Common Stock on December 17, 1993, November 3, 1994, April 25, 1995, and December 2, 1996 respectively, as compensation for their service as Directors. On July 18, 1996, Messrs. Alexander, Fletcher, Goddard and Woodward were each granted options to purchase 10,000 shares of the Company's Common Stock. On September 4, 1997, Messrs. Alexander, Fletcher, Goddard, Woodward and Pampel were each granted options to purchase 10,000 shares of the Company's Common Stock. On September 4, 1997, Messrs. Alexander, Fletcher, and Woodward received stock issuances in the amounts of 2,539, 2,735, and 391 shares of the Company's Common stock, respectively, for attendance at Committee meetings. Beginning in 1998, option grants and stock issuances described above will be made on the date of the Company's Annual Meeting. Directors who are employees of the Company are not paid any separate fees for serving as Directors.

EXECUTIVE COMPENSATION

     The following table presents information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, December 31, 1996 (the "Transition Period"), June 30, 1996 and 1995, of those persons who were the Chief Executive Officer and the other four most highly compensated executive officers of the Company at December 31, 1997 (the "Named Officers"):

                                              ANNUAL COMPENSATION          LONG-TERM             ALL
                                              --------------------    COMPENSATION AWARDS       OTHER
 NAME AND PRINCIPAL POSITION    FISCAL YEAR    SALARY     BONUS(1)   NUMBER OF OPTIONS(2)    COMPENSATION
 ---------------------------    -----------   --------    --------   --------------------    ------------
Peter J. Boni(3),............      1997       $265,000         --                --
     President and Chief        Transition
     Executive Officer            Period       132,500    $27,875           250,000
                                   1996        250,000         --           100,000                    --
                                   1995        225,000    112,500           110,000                    --

Massood Zarrabian (4),.......      1997        235,416      4,229           200,000
     Executive Vice President   Transition
     and Operating Officer        Period       112,500      8,363           125,000
                                   1996        200,000         --            50,000                    --
                                   1995        175,000     20,590            30,000                    --

Vincent Stango(5),...........      1997        125,321    109,484(8)         50,000
     Vice President             Transition
                                  Period        89,823      1,394            85,000

Ronald H. Imbriale(6),.......      1997        158,000     50,865(8)        100,000
     Senior Vice President      Transition
                                  Period        89,716      4,951           125,000

Frederick H. Phillips,(7)....      1997        140,000         --            25,000
     Vice President, Finance    Transition
       and Administration         Period        64,697      5,620

---------------

(1) See "Report of the Compensation Committee of the Board of Directors on Executive Compensation -- Bonus Arrangements."

(2) See "Report of the Compensation Committee of the Board of Directors on Executive Compensation -- Option Plans."

(3) Mr. Boni resigned as President, Chief Executive Officer and member of the Board effective December 31, 1997. See "Employment And Severance Compensation Agreements."

(4) Mr. Zarrabian was elected Vice President, Development in February 1994. He was elected Vice President, Product Operations effective July 1, 1995, Senior Vice President, Product Operations effective July 18, 1996, and Executive Vice President and Chief Operating Officer effective August 1, 1997.

(5) Mr. Stango has been Vice President, North American Field Operations since July 1996. From May 1994 to July 1996, he was Cadre's Director of
    Sales -- North America and from January 1988 to April 1994, he was Cadre's Director of Sales -- Eastern Region.

(6) Mr. Imbriale has been Senior Vice President, Worldwide Field Operations since July 1996. From September 1995 to July 1996, he was Chief Operating Officer of Cadre. From June 1991 to August 1995, Mr. Imbriale was Vice President of Sales for Cadre.

(7) Mr. Phillips has been Vice President, Finance and Administration, Chief Financial Officer, Chief Accounting Officer and Treasurer since July 1996.

(8) Includes bonus based on gross sales under the Named Officer's supervision.

OPTION GRANTS

     The following table presents information concerning grants of stock options to the Named Officers during the fiscal year ended December 31, 1997:

                                                                                        POTENTIAL REALIZABLE
                                              PERCENTAGE                                  VALUE AT ASSUMED
                                               OF TOTAL                                 ANNUAL RATES OF STOCK
                                               OPTIONS                                   PRICE APPRECIATION
                                              GRANTED TO     EXERCISE OR                   FOR OPTION TERM
                             OPTIONS          EMPLOYEES      BASE PRICE    EXPIRATION   ---------------------
         NAME            GRANTED(1)(2)(3)   IN FISCAL 1997    PER SHARE       DATE         5%          10%
         ----            ----------------   --------------   -----------   ----------      --          ---
Peter J. Boni..........          -0-               0%              --
Massood Zarrabian......      200,000            10.9%           $2.56       8/01/07     $86,710     $423,292
Vincent Stango.........       50,000             2.7%           $2.56       8/01/07      29,182      129,273
Ronald H. Imbriale.....      100,000             5.4%           $2.56       8/01/07      58,365      258,545
Frederick H. Phillips..       25,000             1.4%           $2.56       8/01/07      10,839       52,912

---------------

(1) All of these options were granted with an exercise price greater than or equal to the closing market price on the date of grant of the Company's Common Stock on the NASDAQ National Market System.

(2) All of these options were granted on December 29, 1997 and are exercisable as follows: (i) 25% on July 18, 1998 and the remaining 75% on July 18, 1999.

(3) All of these options would become immediately exercisable upon the occurrence of a "change of control" as defined in the employment agreements between the Company and certain of the Named Officers. See "Remuneration of Executive Officers and Directors -- Employment and Severance Compensation Agreements."

     During 1997, the Company granted options to purchase a total of 375,000 shares of Common Stock at a weighted exercise price of $2.56 per share to its current executive officers, as a group, and options to purchase a total of 1,467,262 shares of Common Stock (including the re-issuance of options previously outstanding to purchase 584,562 shares of the Company's Common Stock) at a weighted exercise price of $3.02 per share to its employees, including current officers who are not executive officers, as a group.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table presents information for Named Officers with respect to options exercised during 1997 and outstanding options to purchase the Company's Common Stock held by them at December 31, 1997:

                        NUMBER
                          OF                             NUMBER OF                  VALUE OF UNEXERCISED
                        SHARES                      UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                       ACQUIRED                HELD AT DECEMBER 31, 1997(1)     HELD AT DECEMBER 31, 1997(2)
                          ON        VALUE      -----------------------------    -----------------------------
        NAME           EXERCISE    REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
        ----           --------    --------    -----------     -------------    -----------     -------------
Peter J. Boni........      -0-         -0-       752,481           97,465           -0-              -0-
Massood Zarrabian....      -0-         -0-       164,638          320,632           -0-              -0-
Vincent Stango.......      833     $ 1,988        27,490          115,227          $685              -0-
Ronald H. Imbriale...   24,704      55,148        50,086          193,750           -0-              -0-
Frederick H.
  Phillips...........      -0-         -0-        47,763          127,237           -0-              -0-

---------------

(1) "In-the-money options" are options outstanding at the end of the fiscal year for which the fair market value of the Company's Common Stock at December 31, 1997 of $2.063 exceeded the exercise price of the options.

(2) See "Remuneration of Executive Officers and Directors -- Employment and Severance Compensation Agreements" regarding acceleration of vesting of certain options upon the occurrence of certain events

AMENDED 1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

     The 1996 Option Plan authorizes the grant of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) options that do not so qualify ("Nonqualified Options"). In January 1998, the Board created, as an interim measure, a 1998 Nonqualified Stock Option Plan (the "1998 Plan")under which nonqualified stock options for up to 500,000 shares of the Company's Common Stock may be issued under terms substantially similar to those of the 1996 Option Plan. The option price for any nonqualified stock option under the 1998 Plan may not be less than 100% of the fair market value of the Common Stock on the date such nonqualified stock option is granted. Options under the 1998 Plan are in addition to those in the 1996 Option Plan being voted on pursuant to this Proxy Statement.

     On March 31, 1998, of the 2,000,000 shares of Common Stock issuable pursuant to the 1996 Option Plan, approximately 300,000 shares were available for issuance pursuant to options to be granted. Upon Stockholder approval of the proposal, an additional 1,000,000 shares of Common Stock (subject to adjustment upon certain changes in the capitalization of the Company) may be issued pursuant to options to be granted under the 1996 Option Plan.

     The 1996 Option Plan is administered by the Compensation Committee of the Board of Directors, the members of which are not officers or employees of the Company (the "Committee"). The Committee selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the 1996 Option Plan. Incentive Options may be granted under the 1996 Option Plan to employees, including officers and Directors who are also employees. As of March 31, 1998, approximately 330 employees were eligible to participate in the 1996 Plan. Nonqualified Options may be granted under the 1996 Option Plan to employees, officers, individuals providing services to the Company and Directors, whether or not they are employees of the Company.

     No options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary ("greater-than-ten-percent-stockholders"). The exercise price of Incentive Options granted under the 1996 Plan must be at least equal to the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000.

     Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Incentive Options generally may not be exercised after (i) termination of the optionee's employment by optionee voluntarily or by the Company for cause, (ii) ninety days after termination of the optionee's employment by the Company without cause, including optionee's retirement in accordance with the Company's policy and (iii) one year following the optionee's termination of employment with the Company by reason of death or disability. The terms and conditions of Nonqualified Options will be determined by the Committee in connection with each grant, if any.

     Payment of the exercise price of the shares subject to the option may be made with (i) cash or check for an amount equal to the option price for such shares, (ii) with the consent of the Committee, shares of Common Stock having a fair market value equal to the option price of such shares, (iii) with the consent of the Committee, a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price, (iv) with the consent of the Committee, delivery of such documentation as the Committee and the broker, if applicable, will require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the option price, (v) with the consent of the Committee, such other consideration which is acceptable to the Committee and has a fair market value equal to the option price of such shares, or (vi) with the consent of the Committee, a combination of the foregoing.

BENEFITS OF AMENDMENT

     The Company is unable to determine the dollar value and number of options which will be received by or allocated to (i) any of the executive officers,
(ii) the current executive officers, as a group, (iii) the current Directors who are not executive officers, as a group, (iv) each nominee for election as a Director and (v) the employees who are not executive officers, as a group, as a result of the proposed amendment, because options may be granted by the Committee on a discretionary basis.

FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE 1996 OPTION PLAN.

     The grantee of a Nonqualified Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonqualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonqualified Option.

     The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

     The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

     In connection with the sale of the shares covered by Incentive Options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years of the date of the granting of the Incentive Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

EMPLOYMENT AND SEVERANCE COMPENSATION AGREEMENTS

     Peter J. Boni resigned as the Company's President and Chief Executive Officer as of December 31, 1997. The Company agreed to pay him as severance payments, the amount of $278,000, representing his 1998 salary, an automobile allowance of $10,000 and the Company's standard benefits for a period of one year. In addition, he is allowed to exercise his vested nonqualified options at exercise prices ranging from $3.25 to $6.25 per share for a period of seven months after his resignation and thereafter, he is allowed to exercise certain vested nonqualified options whose exercise price is $3.25 per share until the end of the year 2000. Mr. Boni is prohibited from engaging in certain activities competitive with those of the Company for a period of one year after termination of his employment.

     Charles W. Bachman resigned as Chairman of the Board of Directors on September 4, 1997. He continued on as an employee of the Company until December 31, 1997. The Company agreed to allow him to exercise his vested options at exercise prices ranging from $1.20 per share to $7.50 per share for 90 days after termination of his employment, and thereafter to allow him to exercise certain options at exercise prices ranging from $4.88 per share to $7.50 per share until ten years from the date of issuance. Mr. Bachman is prohibited from engaging in certain activities competitive with those of the Company for a period of two years after termination of his employment.

     John J. Alexander became Interim President and Chief Executive Officer as of January 1, 1998. Under an agreement entered into by the Company and Mr. Alexander, he received a bonus of $25,000 and an annual base salary of $265,000. He is eligible for incentive pay of 50% of his base salary for meeting certain revenue and profit goals. He also received options under the 1996 Option Plan for 150,000 shares of the Company's Common Stock whose exercise price is the fair market value of the Company's Common Stock on the date of grant. If his employment is terminated without cause, he will continue to receive his base salary for six months from the date of such termination.

     The Company entered into agreements with Ronald H. Imbriale, Vincent Stango, Frederick H. Phillips and Massood Zarrabian providing them with 52, 26, 52 and 52 weeks of payment of base salary, respectively, in the event of the termination of their employment by the Company without cause. The payments to Mr. Stango end upon obtaining other employment and the payments to Mr. Zarrabian and Mr. Phillips are subject to offset by any employment compensation they receive during the severance period. Mr. Imbriale's payments are for at least 26 weeks and thereafter end on the earlier of (i) the end of the 52 weeks and (ii) his obtaining other employment. The agreement with Mr. Zarrabian also provides for acceleration of vesting of his options granted at the time of his employment during such 52 week period. The Company has adopted an

Employment Agreement with Mr. Zarrabian that commences on the effective date of any "change in control" (as defined) in the ownership or management of the Company and ends on a date eighteen months thereafter, plus three additional months for each whole or partial year employed by the Company (the "Expiration Date") unless employment is sooner terminated as described below. The agreement shall not extend for a period of more than three years from the change in control date. The agreement provides for, among other things, severance payments payable to the executive officer in an amount equal to such officer's annual base salary and fringe benefits from the date of termination until the Expiration Date plus any targeted bonus for the first year after such termination. Such payments are triggered by (i) the termination of employment by the Company without cause or (ii) upon termination by the employee for "good reason" (as defined). In addition, if the executive officer's employment is terminated for any reason after the Expiration Date, the foregoing severance payments will be paid for a period of twelve months after termination. The Agreement also provides that the Company shall make disability payments to equal such executive officer's base salary (subject to adjustments) from the date of termination of employment due to disability until the Expiration Date. Under the Agreement, any shares subject to options under the Option Plans granted to such executive officer shall immediately vest on a change in control to the extent such shares would have vested prior to the Expiration Date.

STOCK PRICE PERFORMANCE

     The following chart assumes $100 invested in shares of the Company's Common Stock beginning July 1, 1993 at the price of $3.25 per share and ending December 31, 1997, compared with $100 invested in The NASDAQ Stock Market-US Index and in The NASDAQ Computer and Data Processing Index:

              COMPARISON OF 5 FISCAL YEAR CUMULATIVE TOTAL RETURN*
        AMONG CAYENNE SOFTWARE, INC., THE NASDAQ STOCK MARKET (US) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                              [PERFORMANCE CHART]

                                                              6/93   6/94   6/95   6/96   12/96   12/97
                                                              ----   ----   ----   ----   -----   -----
CAYENNE SOFTWARE, INC.......................................  100     70    274    248     133      72
NASDAQ STOCK MARKET (U.S.)..................................  100    101    135    173     188     231
NASDAQ COMPUTER & DATA PROCESSING...........................  100    100    164    217     230     283

* $100 INVESTED ON 6/30/93 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. THROUGH JUNE 30, 1996, FISCAL YEAR ENDING JUNE 30. THEREAFTER FISCAL YEAR ENDING DECEMBER 31.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Policies on compensation of the Company's executive officers are subject to the approval of the Compensation Committee of the Board. The current members of the Compensation Committee are R. John Fletcher and Roland D. Pampel. Each member of the Compensation Committee is a non-employee Director. See "Compensation Committee Interlocks And Insider Participation." Decisions about awards of stock options to executive officers are made by the Compensation Committee. Set forth below is a report submitted by the Board of Directors' Compensation Committee. This report addresses the Company's compensation policies for 1997, as such policies affected (i) Peter J. Boni as Chief Executive Officer, and (ii) Messrs. Imbriale, Phillips, Stango and Zarrabian, who, at December 31, 1997, were the Company's next four most highly paid executives (collectively, such five executives are referred to in this report as the "Senior Executives"), and (iii) the Company's executive officers, including the Senior Executives.

  Compensation Policies Toward Executive Officers

     The Compensation Committee's executive compensation policies are designed to provide competitive compensation based on the achievement of the Company's strategic and operational goals, reward for above-average corporate performance, and recognition of individual initiative and achievements. In general, the Company strives for fair but not excessive compensation of its executive officers in order to assist the Company in attracting and retaining highly qualified executives.

     Executive officers' overall compensation levels are intended to be consistent with other companies in the Company's industry, to reflect the Company's performance and to attract and retain highly qualified executives. Also, the Senior Executives' bonus plans typically include operating performance targets, below which either no bonus or a significantly reduced bonus is paid or above which an increased bonus is paid, and management objectives to be met before all or any part of a bonus is paid. Compensation to Senior Executives under the Option Plan is intended to reward exceptional competence, to attract and retain such Senior Executives and furnish an additional incentive to increase performance, generally. Executive officers have also been provided with severance agreements with varying terms. See "Remuneration of Executive Officers and Directors -- Employment and Severance Compensation Agreements".

     Executive officers and officers and employees other than the Senior Executives may also participate in the Company's Option Plan provided they meet certain eligibility requirements, but typically receive a larger percentage of their compensation in the form of base salary than do Senior Executives.

     The Compensation Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial as ways to align management's interests and incentives with shareholders' interests toward the enhancement of shareholder value. The Compensation Committee further believes that stock option programs with future exercise dates and/or accelerated vesting provisions upon the occurrence of certain specified events are an effective means to retain key executives. As a result, the Compensation Committee has used stock-based elements in the Company's compensation packages for its executive officers.

  Relationship of Company Performance to Executive Compensation

     Compensation paid the Company's executive officers in 1997, as reflected in the Tables included in this Proxy Statement regarding the Senior Executives, primarily consisted of base salary and performance bonus. In addition, as reflected in the above Tables, the Compensation Committee awarded non-qualified stock options to the Senior Executives during 1997.

     Measures of performance which are taken into account in determining the Company's executive compensation may include: (1) the Company's revenue and operating income, (2) target versus actual operating performance, generally in terms of revenue, operating income, contribution margin or expense reduction,
(3) the market value of the Company's Common Stock, (4) the success of any special projects or goals, or (5) subjective considerations of performance including individual initiative and effort, managerial ability and undertaking and completing special projects or goals.

  Bonus Arrangements

     The Company's bonuses to its executive officers are based on both objective and subjective performance criteria. Objective criteria include realization of individual strategic goals, and the attainment of certain levels of operating performance by the Company as compared to targeted figures. As noted above, the performance bonuses for executive officers are typically tied to achievement of certain minimum performance thresholds, with no bonus, or a reduced bonus, being paid in the event that minimum targets are not achieved or an increased bonus paid if targets are exceeded. Target operating objectives utilized for purposes of determining bonuses (including revenue and/or operating income and/or contribution margin and/or expense reduction quotas) are based on business plans developed by the Chief Executive Officer with input derived from individual executive officers, subject to review by the Compensation Committee and, if it so chooses, by the Company's full Board of Directors. Performance under the objective criteria for 1997 was determined after the end of 1997, after discussions among the members of the Compensation Committee.

     Subjective performance criteria encompass evaluation of each executive officer's initiative and contribution to overall corporate performance, expense reduction, the officer's managerial ability, and the officer's performance and effort on special projects or strategic objectives that the officer may have undertaken.

     Executive officers' target bonus amounts were established early in the period following a review of compensation to ascertain the compensation levels which were necessary, or desirable, to maintain the Company's compensation structure on a competitive basis with others in the industry, and to provide appropriate incentives for achieving desired Company performance. For 1997, bonuses for executive officers were based on objective criteria.

  Option Plans

     The other major incentive component of the Executive Officers' compensation in 1997 was the granting of stock options. Granting of options is intended to promote the Company's interests by encouraging ownership of its Common Stock by participants in order to help the Company attract and retain qualified individuals and to motivate them to improve their performance.

     The Compensation Committee also believes that option grants to Company executives will motivate optionees to generate potential gains by working to increase the Common Stock's price over the long term. (See the Table included in this Proxy Statement for potential future values of Senior Executive options, assuming various rates of growth in the Company's stock price.) While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock, whether such value will be realized in any specific year is primarily determined by each individual executive's decision with respect to the disposition of the shares underlying the options. Accordingly, the Compensation Committee determined that the option grants in 1997 and other Company incentives were appropriate, notwithstanding gains, if any, realized by certain Company executives as a result of their individual decisions to exercise during 1997 stock options granted in previous years (see the Table included above in this Proxy Statement above, indicating amounts realized by the Senior Executives from option exercises in 1997 and the value inherent in unexercised options as of the end of 1997).

  Other Compensation Plans

     The Company has adopted certain broad-based employee benefit plans in which the Senior Executives are permitted to participate on substantially the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans. Most significant among these is the Company's 401(k) plan.

  Chief Executive Compensation for 1997, and Relationship to Company Performance

     Current regulations of the Securities and Exchange Commission ("SEC") require the Compensation Committee to discuss the Committee's basis for the compensation reported for the Company's Chief Executive Officer, Mr. Boni, in 1997.

     The Compensation Committee's general approach in setting the Chief Executive Officer's compensation is to seek to be competitive with other companies in the Company's industry, and to tie a large percentage of the Chief Executive Officer's total compensation package to Company performance and to achievement of individual goals. While this results in some variation in the level of compensation, the Compensation Committee believes that such an arrangement motivates the Company's Chief Executive Officer toward Company performance goals, while acknowledging the importance of having some certainty in the level of compensation through its non-performance based elements. In addition, the Chief Executive Officer's compensation is set to retain a highly qualified individual in that position especially in light of the Company's losses in 1997, the Transition Period and fiscal 1996.

     Mr. Boni's base salary for 1997 was $265,000 with a bonus potential calculated at a rate equal to $25,000 for each full percentage point up to 10% of profit before taxes achieved by the Company, and $50,000 for each full percentage point above 10% of profit before taxes achieved by the Company. Mr. Boni did not receive a bonus in 1997. The Compensation Committee believes that such compensation was consistent with levels paid by other similar companies for comparable levels of executive responsibility. Mr. Boni guided the Company in its transition into the client/server and object-oriented marketplace and the development and launch of new products, devoted substantial time and effort to seeking strategic and other relationships on behalf of the Company, and oversaw the acquisition of Cadre Technologies Inc., which closed in July 1996.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.

                                R. John Fletcher
                                Roland D. Pampel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Except as set forth below, no person serving on the Compensation Committee at any time during 1997 is or has been an officer or employee of the Company or had any relationship required to be disclosed under item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. On August 5, 1997, the Company entered into an agreement with Fletcher Spaght, Inc. of which J. John Fletcher is President and a principal stockholder, for a strategy consulting project to be completed by December 1997. On October 30, 1997, R. John Fletcher resigned from the Compensation Committee and was replaced by Roland J. Pampel. During the time between the agreement with Fletcher Spaght, Inc. and Mr. Fletcher's resignation from the Committee, the Compensation Committee met once and did not approve any grants to directors or officers.

     John J. Alexander served as a member of the Compensation Committee during 1997. He resigned from the Compensation Committee effective December 31, 1997 and he was replaced on January 1, 1998 by J. John Fletcher, who for 1998 has the status of a non-employee director.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The Company has two issued and outstanding class of voting securities, Common Stock and Voting Series D Convertible Preferred Stock (the "Series D Preferred"). The holders of Common Stock are entitled to one vote for each share held on each matter submitted to vote. The holders of Series D Preferred are entitled to that number of votes equal to the number of shares into which the Series D Preferred is convertible.

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock, by each of the Company's current Directors and nominees for Director, by each of the Company's executive officers and by all officers and Directors of the Company, as a group, as of March 31, 1998:

                                                                  SHARES BENEFICIALLY OWNED
                                                                  -------------------------
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS                           NUMBER(1)      PERCENT(2)
---------------------------------------                           ---------      ----------
Associated Capital, L.P.(3).................................      2,757,300         12.9%
  477 Madison Avenue,
  14th Floor New York, NY 10022

Wellington Management Company, LLP(4).......................      2,237,758        11.84%
  75 State Street
  Boston, MA 02109

Vanguard Explorer Fund, Inc.(5).............................      1,550,000          8.2%
  P. O. Box 2600
  Valley Forge, PA 19482

Integral Capital Partners(6)................................      1,152,872         5.78%
  2750 Sand Hill Road
  Menlo Park, CA 94025

Massood Zarrabian...........................................        197,068(7)         *
  Cayenne Software, Inc.
  14 Crosby Drive
  Bedford, MA 01730

John J. Alexander...........................................        152,539(7)         *
  Cayenne Software, Inc.
  14 Crosby Drive
  Bedford, MA 01730

William H. D. Goddard.......................................        141,102(7)         *
  Ramallah Capital Corporation
  5 Brown Street
  Providence, RI 02906

Ronald H. Imbriale..........................................        104,621(7)         *
  Cayenne Software, Inc.
  14 Crosby Drive
  Bedford, MA 01730

Frederick H. Phillips.......................................         78,751(7)         *
  Cayenne Software, Inc.
  14 Crosby Drive
  Bedford, MA 01730

Vincent Stango..............................................         50,876(7)         *
  Cayenne Software, Inc.
  14 Crosby Drive
  Bedford, MA 01730

Luciano Balma...............................................         40,501(7)         *
  Cayenne Software, Inc.
  14 Crosby Drive
  Bedford, MA 01730

                                                                  SHARES BENEFICIALLY OWNED
                                                                  -------------------------
 DIRECTORS, OFFICERS AND 5% STOCKHOLDERS                          NUMBER(1)      PERCENT(2)
 ---------------------------------------                          ---------      ----------
Allyn C. Woodward, Jr.......................................         37,991(7)         *
  Adams, Harkness & Hill, Inc.
  60 State Street
  Boston, MA 02109

R. John Fletcher............................................         32,777(7)         *
  Fletcher Spaght, Inc.
  222 Berkeley Street
  Boston, MA 02116

Roland D. Pampel............................................         13,601(7)         *
  c/o Cayenne Software, Inc.
  14 Crosby Drive
  Bedford, MA 01730

All officers and Directors as a group (10 persons)..........        849,827(8)         4%

---------------

 *  Less than 1.0%.

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them subject to community property laws where applicable and the information contained in the footnotes to this table. Amounts shown also include all shares subject to stock options and warrants to purchase Common Stock exercisable within 60 days of March 31, 1998.

(2) The number of shares of Common Stock deemed outstanding as of March 31, 1998 was 21,299,545, which does not include 830,018 shares subject to stock options exercisable within sixty days of March 31, 1998 or 1,504,461 shares subject to warrants exercisable within sixty days of March 31, 1998.

(3) Based upon a Schedule 13D dated May 29, 1997 and other information provided by Associated Capital, L.P. for it and A. Cap, Inc., Jay Zises, Selig Zises and Nancy J. Frankel-Zises. Represents shares beneficially owned by various entities and persons.

(4) Based upon a Schedule 13G dated January 13, 1998 provided by Wellington Management Company, LLP ("WMC") in its capacity as an investment advisor registered under Section 203 of the Investment Advisors Act of 1990. In its capacity as investment advisor, WMC may be deemed to have beneficial ownership of the shares that are owned of record by its clients. These clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of such shares. No such client is known by WMC to have such right or power with respect to more than 5% of the Company's Common Stock other than Vanguard Explorer Fund, Inc., whose holdings are listed in this table.

(5) Based upon a Schedule 13G dated February 9, 1998 provided by Vanguard Explorer Fund, Inc. Vanguard is an Investment Company registered under
    Section 8 of the Investment Company Act of 1940.

(6) Based upon a Schedule 13D dated September 5, 1997 provided by Integral Capital Partners on behalf of Integral Capital Partners III, L.P. ("ICP3"), Integral Capital Partners International III ("ICPI3"), L.P. and on behalf of Integral Capital Management III, L.P.("ICM3") which is the general partner of ICP3 and the investment partner of ICPI3. In such capacities, ICM3 has shared voting power and shared dispositive power of 1,152,872 shares. ICP3 has shared voting power and shared dispositive power of 940,167 shares. ICPI3 has shared voting power and shared dispositive power over 212,705 shares.

(7) Represents shares issuable upon exercise of stock options exercisable within sixty days of March 31, 1998. For Messrs. Alexander, Balma, Fletcher, Goddard, Imbriale, Pampel, Phillips, Stango, Woodward and Zarrabian, the number of shares includes 17,600, 40,501, 27,600, 18,955, 66,441, 7,601,
    72,001, 44,207, 25,600 and 183,068 shares, respectively, issuable upon exercise of stock options within sixty days of March 31, 1998. For Mr. Goddard, the number of shares includes 1,236 held by him as custodian for Charlotte Ives Goddard under the Rhode Island UTMA, as to which he disclaims any beneficial ownership. For Mr. Phillips, the number of shares includes 350 shares held by Mr. Phillips' wife and 3,000 shares held jointly by Mr. Phillips and his wife.

(8) Includes 503,574 shares issuable upon exercise of stock options within sixty days of March 31, 1997, 1,236 shares held by Mr. Goddard as custodian for Charlotte Ives Goddard, 350 shares held by Mr. Phillips' wife and 3,000 shares held jointly by Mr. Phillips and his wife.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of severance and employment agreements with executive officers, see "Remuneration of Officers and Directors -- Employment and Severance Compensation Agreements." In 1997, the Company incurred expenses of approximately $170,000 for a strategy consulting project that was performed by Fletcher Spaght, Inc., a firm of which R. John Fletcher, a member of the Board, is a principal.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, to serve as the Company's independent auditors for the fiscal year ended December 31, 1998. Coopers & Lybrand L.L.P. has audited the Company's financial statements since its 1986 fiscal year. The Company has been advised that a representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting. This representative will have the opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions presented at the Annual Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company believes that during 1997, the Directors and executive officers complied with all applicable Section 16 filing requirements; except that Vincent Stango filed a late Form 4 relating to his exercise of a stock option for 463 shares of the Company's Common Stock.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of nominees and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Employees of the Company may solicit stockholders in person or by mail, telephone or facsimile following the original solicitation.

                          FUTURE STOCKHOLDER PROPOSALS

     In order to be included in the Proxy materials for the 1999 Annual Meeting of Stockholders of the Company, stockholder proposals must be received at the Company's principal executive offices no later than December 31, 1998.

     In addition, under the by-laws of the Company, any stockholder intending to present at the 1998 Annual Meeting any proposal (other than a proposal by, or at the direction of, the Board of Directors of the Company) must give written notice to the Company not less than 60 and not more than 120 days prior to the scheduled annual meeting describing in detail the proposal to be brought before the meeting, the name and address as they appear on the Company's books of the stockholder or stockholders giving such notice and known to be supporting the proposal and the class and number of shares of the Company's capital stock which are beneficially owned by such stockholders known to be supporting such proposal on the date of such notice.

                                 OTHER MATTERS

     As of this date, the Board of Directors knows of no business which may properly come before the Annual Meeting other than that stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

                         ANNUAL REPORT TO STOCKHOLDERS

     This Proxy Statement is accompanied by a copy of the Company's Annual Report for the year ended December 31, 1997, which contains detailed financial information concerning the Company. This Annual Report is being distributed for informational purposes only and shall not be deemed to be made a part of this Proxy Statement.

Bedford, MA
April 30, 1998

                             CAYENNE SOFTWARE, INC.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAYENNE
      SOFTWARE, INC. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY
                    AND RETURN IT IN THE ENCLOSED ENVELOPE.


      PROXY FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 18, 1998


The undersigned stockholder of Cayenne Software, Inc., revoking all prior proxies, hereby appoints John J. Alexander and Frederick H. Phillips, or either of them acting singly, proxies, with full power of substitution, to vote all shares of common Stock of Cayenne Software, Inc. which the undersigned is entitled to vote at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held at the law offices of Ropes & Gray, 36th Floor, One International Place, Boston, Massachusetts on Thursday, June 18, 1998 at 9:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Special Meeting in Lieu of Annual Meeting and Proxy Statement dated April 30, 1998, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.


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   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Please sign this proxy card exactly as your name(s) appear on your stock certificate. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer or other person who should state his or her title.

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HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

----------------------------------          -----------------------------------

----------------------------------          -----------------------------------

----------------------------------          -----------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-----------------------------
     CAYENNE SOFTWARE
-----------------------------




Mark box at right if an address change has been noted on    [ ]
the reverse side of this card.

RECORD DATE SHARES:








                                                       -------------------------
     Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------


-----Stockholder sign here-----------------------------Co-owner sign here------



THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE PROPOSALS SET FORTH BELOW, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

1. Election of Directors:
                                                    FOR ALL   WITH-    FOR ALL
                                                   NOMINEES   HOLD     EXCEPT
      JOHN J. ALEXANDER
    ALLYN C. WOODWARD, JR.                            [ ]      [ ]      [ ]





INSTRUCTIONS: To withhold authority to vote for either nominee, mark the "For All Except" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominee.

                                                        FOR   AGAINST   ABSTAIN

2. To amend the Amended 1996 Incentive and              [ ]     [ ]       [ ]
   Nonqualified Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 2,000,000 shares to 3,000,000 shares.


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